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EXHIBIT 21.1

CREDENCE SYSTEMS CORPORATION
SUBSIDIARIES OF THE COMPANY

        The following are certain wholly-owned or majority-owned direct or indirect subsidiaries of Credence Systems Corporation as of December 31, 2007:

  Credence Capital Corporation, a California corporation

  Credence International Limited, Inc., a Delaware corporation
      Wholly-owned subsidiary:
          Credence Korea Ltd., a South Korea company

  Credence International Ltd., a British Virgin Islands limited company
      Wholly-owned subsidiaries:
          Credence Systems Pte Ltd., a Singapore limited company
          NPTest (Philippines) Inc., a Philippines corporation
          NPTest UK Ltd., a United Kingdom limited company
              Wholly-owned subsidiary:
                  Credence France SAS, a limited liability company in France

  Credence Systems KK, a Japanese company

  Credence Systems (M) Sdn BhD, a Malaysian limited company

  Credence Systems (P), Inc., a Philippines corporation

  Credence Europa Ltd, a private limited company in the United Kingdom
      Wholly-owned subsidiaries:
          Credence Systems GmbH, a German corporation
          Credence Systems (UK) Limited, a privately limited company in the United Kingdom

  Credence Italia Srl, an Italian company

  Credence Systems Armenia L.L.C., a limited liability company in the Republic of Armenia

  Hypervision, Inc., a California corporation;

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  EXHIBIT 21.1